UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): November 27, 2007
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
2105 CityWest Blvd.
Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On November 27, 2007, ION Geophysical Corporation (the “Company”), in privately negotiated transactions, completed induced conversions of approximately $52.76 million in aggregate principal amount of its outstanding 5.50% Convertible Senior Notes due December 2008 (the “Notes”), into 12,212,964 shares of the Company’s common stock based on the $4.32 per share conversion price under the Notes. The issuance of the Company’s common stock upon conversion of the Notes was made in reliance on the exemption from the registration requirements provided under Section 3(a)(9) of the Securities Act of 1933, as amended.
     As a result of these conversions, the Company reduced the outstanding principal amount of the Notes to approximately $7.24 million. The Company also paid to the converting holders of the Notes approximately $1.3 million of interest accrued on the converted Notes. In addition, a supplemental payment of approximately $2.9 million was made to the holders in lieu of future interest payments on the Notes, resulting in cost savings of approximately $100,000 when compared to the interest payments due in 2008. This supplemental payment will be charged to expense in the fourth quarter of 2007. After giving effect to these transactions, the Company’s common shares outstanding total approximately 93,573,967 shares, which exclude 758,679 shares of unvested restricted stock held by employees.
     A copy of the Company’s press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The information included in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding estimated amounts of expected charges to be taken in the fourth quarter of fiscal 2007 and interest savings resulting from the transactions described above. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; the risks that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
          Not applicable.
     (b) Pro forma financial information.
          Not applicable.
     (c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2007	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 27, 2007.

4